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                                                                 EXHIBIT (99)(B)
                      FIRST UNION CORPORATION COMMON STOCK
                     PROXY SOLICITED BY BOARD OF DIRECTORS
     The undersigned holder of shares of common stock of First Union Corporation
("FUNC") hereby constitutes and appoints             ,             , and
            , or any of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote as specified below, all of the shares of FUNC common stock held of record by the undersigned on August 22, 1995, at the
Special Meeting of Stockholders of FUNC to be held on October 3, 1995, at 9:30
a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North
Carolina, and at any adjournments or postponements thereof:
     1. To consider and vote upon a proposal to approve the issuance of shares of FUNC Common Stock and FUNC Series B Convertible Class A Preferred
        Stock to be issued as consideration in the proposed merger of First
        Fidelity Bancorporation ("FFB") with and into First Union Corporation of
        New Jersey ("FUNC-NJ"), pursuant to an Agreement and Plan of Merger, dated as of June 18, 1995, by and among FFB, FUNC and FUNC-NJ (as the same may be amended), as more fully described in the Joint Proxy
        Statement/Prospectus that accompanies this proxy.
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
       FOR [ ]                         AGAINST [ ]                            ABSTAIN [ ]
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     2. In their discretion, to act and vote upon such other business as may come before the meeting or any adjournments or postponements thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.
     The undersigned hereby acknowledges receipt of the combined Notice of
Special Meeting of Stockholders and Joint Proxy Statement/Prospectus that accompanied this proxy and ratifies all lawful action taken by the above-named attorneys and proxies.
Date:                                                                     , 1995
                                                                          (SEAL)
                                                                          (SEAL)
                                             NOTE: Signature(s) should agree
                                             with name(s) on FUNC stock
                                             certificate(s). Executors,
                                             administrators, trustees and other
                                             fiduciaries, and persons signing on
                                             behalf of corporations or
                                             partnerships, should so indicate
                                             when signing.